UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                      September 4, 2009 (August 31, 2009)
                Date of Report (Date of earliest event reported):


                                EASY ENERGY, INC.
             (Exact name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

         000-53002                                         26-0204284
(Commission File Number)                       (IRS Employer Identification No.)

      Suite 105 - 5348 Vegas Dr.
            Las Vegas, NV                                    89108
(Address of principal executive office)                    (Zip Code)

                               Tel: (702) 442-1166
              (Registrant's telephone number, including area code)


              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER EVENTS.

On August 31, 2009, the registrant received initial orders for its cell phone charger device known as the YoGen. A total of 50,000 YoGen units have been ordered. Fame, Inc. ("Fame") a company residing in Williamsburg, Virginia ordered 39,000 units for a total of $546,000. Fame has paid to the registrant 40% of the purchase price ($218,400) and the balance of $327,600 shall be paid upon delivery of the YoGen device units in accordance with the terms of the purchase order. Fame's principal, Alison Morrison, and her husband Robert Morrison, also own together 1,000,000 shares of the registrant's common stock.

Additionally, 11,000 units were ordered for a total of $154,000 by Green Pulse, Ltd.("Green") a company residing in Ireland and controlled by Andrew Conlan, the registrant's distributor in the UK and Ireland. Green paid the registrant 50% of the purchase price ($77,000) and the balance of $77,000 to be paid upon delivery of the YoGen device units in accordance with the terms of the purchase order. The registrant has agreed to deliver the units to Fame and Green within 60 business days from the date of both purchase orders.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EASY ENERGY, INC.
                                                (Registrant)


Date: September 4, 2009                       By: /s/ Guy Ofir
                                                 ------------------------------
                                                 Guy Ofir
                                                 President


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